Exhibit 99.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, David B. Baker, Vice President, Chief Financial Officer and Secretary (principal financial officer) of The Middleby Corporation (the “Registrant”), certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K, as amended by Amendment No. 1, for the period ended December 29, 2001 of the Registrant (the “Report”), that:

(1)      The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)      The information contained in the Report fairly represents, in all material aspects, the financial condition and results of operations of the Registrant.

/s/ David B. Baker

David B. Baker March 28, 2003